SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8–K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): September 26, 2002

Emerson Electric Co.
(Exact Name of Registrant as Specified in Charter)

Missouri	1–278	43–0259330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8000 West Florissant Avenue St. Louis, Missouri		63136
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (314) 553–2000

Item 9.     Regulation FD Disclosure.

                The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders — 13 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Aug. ’01	Sep. ’01	Oct. ’01	Nov. ‘01	Dec. ’01
Industrial Automation	–15–10	–15–10	–10	–15–10	–20–15
HVAC	–20–15	–15–10	–10–5	–15–10	–20–15
Electronics and Telecom	–>30	–>30	–>30	–>30	–>30
Appliance and Tools	–5	–10–5	–10–5	–10–5	–10–5
Process Control	+15–20	+5–10	+5–10	+0–5	+5–10
Total Emerson	–20–15	–20–15	–15	–20–15	–20–15

	Jan. ’02	Feb. ’02	Mar. ’02	Apr. ’02	May ’02
Industrial Automation	–20–15	–20	–20–15	–15–10	–15–10
HVAC	–15–10	–5–0	–5–0	+0–5	+5–10
Electronics and Telecom	–>30	–>30	–25–20	–15–10	–10–5
Appliance and Tools	–5–0	–5–0	Flat	Flat	Flat
Process Control	+0–5	–5–0	–5	–5–0	–5–0
Total Emerson	–20–15	–15–10	–10–5	–5	–5–0

	Jun. ‘02	Jul. ‘02	Aug. ‘02
Industrial Automation	–10–5	–5–0	–5–0
HVAC	+10	+10–15	+10–15
Electronics and Telecom	–10–5	–5–0	–10–5
Appliance and Tools	Flat	+0–5	+0–5
Process Control	+0–5	Flat	–5–0
Total Emerson	–5–0	+0–5	+0–5

August`02 Order Comments:

In line with expectations, August orders reflect recent stable demand trends.

Industrial Automation orders continue to be impacted by restrained spending in the North American and European industrial goods markets.

HVAC orders are benefiting from the upturn in U.S. residential air conditioning orders and easier prior year comparisons.

Electronics and Telecom orders reflect continued weakness in the computing and telecom equipment markets.

Appliance and Tools orders reflect strength in consumer storage and motors offset by soft demand in tools.

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Process orders reflect lower short-cycle maintenance and repair activity due to the slowdown in capital spending. Long-cycle large project activity continues to be strong.

Upcoming Investor Events

On Tuesday November 5, 2002 Emerson will issue the Company’s fourth quarter and fiscal year results. A conference call with investors regarding the quarter will be held the same day, the exact time for this conference call as well as the audio webcast will be provided through the Investor Relations area of the corporate web site, www.gotoemerson.com. Updates to this release or further details of upcoming events will be posted in the Calendar of Events area in the Investor Relations sections of the corporate web site as the occur.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)
Date: September 26, 2002	By:	/s/ H.M. Smith
H.M. Smith Assistant General Counsel and Assistant Secretary

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